                                                                     EXHIBIT 3.1


              [THE STATE OF TEXAS SECRETARY OF STATE LETTERHEAD]

                                JAN. 24, 1997


BRACEWELL & PATTERSON   SUSANN E. MITCHELL
500 N. AKARD ST., STE. 4000
DALLAS, TX 75201


RE:
AVIATION GROUP, INC.


CHARTER NUMBER 01379872-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF CORRECTION.

THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.



                                                /s/ ANTONIO O. GARZA, JR.
[SEAL]                                           -------------------------------
                                                Antonio O. Garza, Jr.,
                                                Secretary of State

              [THE STATE OF TEXAS SECRETARY OF STATE LETTERHEAD]


                          CERTIFICATE OF CORRECTION

                                      OF

                             AVIATION GROUP, INC.
                           CHARTER NUMBER 01379872





        THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY

CERTIFIES THAT THE ATTACHED ARTICLES OF CORRECTION, DULY SIGNED HAVE BEEN

RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

        ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE

OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, ISSUES THIS CERTIFICATE AND

ATTACHES HERETO A COPY.





DATES JAN. 23, 1997




                                                /s/ ANTONIO O. GARZA, JR.
[SEAL]                                          ------------------------------
                                                Antonio O. Garza, Jr.,
                                                Secretary of State

                                                               FILED
                                                       in the Office of the
                                                    Secretary of State of Texas

                                                          January 23 1997

                                                       Corporations Section


                            ARTICLES OF CORRECTION
                                      OF
                             AVIATION GROUP, INC.


        Pursuant to the provisions of Article 1302-7.02 of the Texas Miscellaneous Corporation Laws Act, the following correction is hereby made to the articles of Incorporation of Aviation Group, Inc. (the "CORPORATION"):

                                 ARTICLE ONE


        The name of the Corporation is Aviation Group, Inc.

                                 ARTICLE TWO


        The document to be corrected is the Articles of Incorporation of Aviation Group, Inc. (the "ARTICLES"), which was filed in the Office of the Secretary of State on the 4th day of December, 1995.

                                ARTICLE THREE


        Subparagraph (b) of Article Four of the Articles incorrectly states:
"Five million (5,000,000) shares of Preferred Stock, having a par value of ten cents ($0.01) each (hereinafter "Preferred Stock")."

                                 ARTICLE FOUR

        Subparagraph (b) of Article Four of the Articles of Incorporation is corrected to read in its entirety as follows: "Five million (5,000,000) shares of Preferred Stock, having a par value of one cent ($0.01) each (hereinafter "Preferred Stock")."

DATED as of this 21st day of January, 1997.



                                        AVIATION GROUP, INC.



                                        By: /s/ LEE SANDERS
                                           ---------------------------------
                                            Lee Sanders, President

              [THE STATE OF TEXAS SECRETARY OF STATE LETTERHEAD]

                                DEC. 4, 1995


SUSANN E. MITCHELL--BRACEWELL & PATTERSON
LINCOLN PLAZA 500 N. AKARD STE 4000
DALLAS, TX 75201-3337


RE:
AVIATION GROUP, INC.


CHARTER NUMBER 01379872-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

AS A CORPORATION, YOU ARE SUBJECT TO STATE TAX LAWS. SOME NON-PROFIT CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. IF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR OPERATION.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

                                                VERY TRULY YOURS,



                                                /s/ ANTONIO O. GARZA, JR.
[SEAL]                                          -------------------------------
                                                Antonio O. Garza, Jr.,
                                                Secretary of State

              [THE STATE OF TEXAS SECRETARY OF STATE LETTERHEAD]


                          CERTIFICATE OF INCORPORATION

                                      OF

                             AVIATION GROUP, INC.
                           CHARTER NUMBER 01379872





        THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY

CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED

CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.


        ACCORDINGLY, THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE

OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, ISSUES THIS CERTIFICATE OF

INCORPORATION.


        ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE

USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER

UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED

BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.


DATED     DEC.  4, 1995

EFFECTIVE DEC. 4, 1995




                                                /s/ ANTONIO O. GARZA, JR.
[SEAL]                                          ------------------------------
                                                Antonio O. Garza, Jr.,
                                                Secretary of State

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             DEC 04 1995

                                                        Corporations Section





                           ARTICLES OF INCORPORATION
                                       OF
                              AVIATION GROUP, INC.


         I, the undersigned natural person of the age of eighteen (18) years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE

         The name of the corporation is Aviation Group, Inc.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares of stock that the corporation shall have authority to issue is fifteen million (15,000,000) shares, which shall be divided into two (2) classes as follows:

         (a) Ten million (10,000,000) shares of Common Stock, having a par value of one cent ($0.01) each (hereinafter "Common Stock"); and

         (b) Five million (5,000,000) shares of Preferred Stock, having a par value of ten cents ($0.01) each (hereinafter "Preferred Stock").

         The Board of Directors of the corporation shall have authority to establish series of unissued shares of the Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established in accordance with and to the extent permitted by the applicable provisions of the Texas Business Corporation Act, and to increase or decrease the number of shares within each such series, except that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued and may not increase or decrease the number of shares in a series if prohibited by the resolution or resolutions adopted by the Board of Directors providing for such series of Preferred Stock. Each such series of Preferred Stock shall have distinctive serial designations.

         Without limiting the generality of the foregoing, each series of Preferred Stock

         (a)     may have such number of shares;

         (b) may have such voting powers, full or limited, or may be without voting powers;

         (c) may be subject to redemption at such time or times and at such prices;

         (d) may be entitled to receive distributions (which may be cumulative, noncumulative, or partially cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

         (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

         (f) may be made convertible into shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such ratios or prices, and with such adjustments;

         (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

         (h) may be exchangeable, subject to compliance with applicable Texas law, for such property or indebtedness of the corporation; and

         (i) may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof;

all as shall be stated in the resolution or resolutions of the Board of Directors providing for the establishment of such series of Preferred Stock.

         Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into shares of stock or exchanged for property or indebtedness of the corporation shall have the status of authorized and unissued




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
shares of Preferred Stock and may be reissued as a part of the series for which they were originally apart or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the establishment of any series of Preferred Stock and to any filing required by law.

         Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the establishment of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one (1) vote for each share held.

         Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock on account thereof shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions payable in cash, stock or otherwise.

         Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside for payment, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration at least equal to the aggregate value of $1,000.00, consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         The street address of the corporation's initial registered office is 1327 Empire Central, Suite 260, Dallas, Texas 75247, and the name of its initial registered agent at such address is Lee Sanders.

                                 ARTICLE SEVEN

         The initial Board of Directors shall consist of one (1) director; however, thereafter, the number of directors constituting the Board shall be fixed in the manner provided in the bylaws. The name and address of the person who shall serve as initial director of the corporation until the first annual meeting of the shareholders or until his successor is elected and qualified is as follows:

            Lee Sanders                 1327 Empire Central, Suite 260
                                        Dallas, Texas 75247

                                 ARTICLE EIGHT

         The corporation shall indemnify any person who (i) is or was a director, officer, employee, or agent of the corporation, or (ii) while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act as now written or as hereafter amended. The corporation may indemnify any person to such further extent as permitted by law.

         The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named hereinabove as allowed under the Texas Business Corporation Act, as now written or as hereafter amended.

                                  ARTICLE NINE

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as director, except that this Article does not eliminate or limit the liability of a director for:

                 (a) a breach of a director's duty of loyalty to the corporation or its shareholders;

                 (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

                 (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

                 (d) an act or omission for which the liability of a director is expressly provided for by statute; or

                 (e) an act related to an unlawful stock repurchase or payment of a dividend.

                                  ARTICLE TEN

         The name and address of the incorporator of the corporation is as follows:

         Susan E. Mitchell              500 North Akard Street
                                        Suite 4000
                                        Dallas, Texas  75201

                                 ARTICLE ELEVEN

         Preemptive rights of shareholders of the corporation are expressly denied. No holder of any shares of stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any shares of stock of the corporation authorized by these Articles or of any additional shares of stock of any class to be issued by reason of any increase in the authorized capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities or rights convertible into any class of capital stock of the corporation, but any shares of stock authorized by these Articles or any such additional authorized issue of any capital stock, rights or securities convertible into any shares of such stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board of Directors may, in its discretion, determine without any offering thereof on the same terms or on any other terms to the shareholders then of record or to any class of shareholders; provided only that such issuance may not be inconsistent with any provisions of law or with any of the provisions of these Articles.

                                 ARTICLE TWELVE

         Cumulative voting is expressly prohibited. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him with respect to each of the persons nominated for election as a director and for whose election he has a right to vote; and no shareholder shall be entitled to cumulate his votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or by distributing such votes on the same principle among any number of candidates.

         IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of December, 1995.


                                        /s/ SUSAN E. MITCHELL
                                        -------------------------------------
                                        Susan E. Mitchell





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